      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2002
                                                    REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                                   BELO CORP.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                      75-0135890
      (State or Other Jurisdiction of                       (I.R.S. Employer
      Incorporation or Organization)                     Identification Number)

             P. O. BOX 655237                                  75265-5237
               DALLAS, TEXAS                                   (Zip Code)
 (Address of Principal Executive Offices)

                                   ----------

                                BELO SAVINGS PLAN
                            (Full Title of the Plan)

                                   ----------

                                   GUY H. KERR
               SENIOR VICE PRESIDENT/GENERAL COUNSEL AND SECRETARY
                                   BELO CORP.
                                P. O. BOX 655237
                            DALLAS, TEXAS 75265-5237
                     (Name and Address of Agent for Service)

                                 (214) 977-6606
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                                    Copy to:
                                  VAN M. JOLAS
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
 TITLE OF SECURITIES                                                 OFFERING PRICE PER        AGGREGATE OFFERING       REGISTRATION
   TO BE REGISTERED                  AMOUNT TO BE REGISTERED(1)           SHARE(2)                  PRICE(2)               FEE(2)
 -------------------                 --------------------------      ------------------        ------------------       ------------
Series A Common Stock,
  $1.67 par value(1)..........               4,000,000                     $22.60                 $90,400,000              $8,317

Employee Participations
  in the Belo Savings
  Plan(3)...................                    (4)                          (4)                      (4)                    (4)

(1) This Registration Statement also covers an equal number of preferred share purchase rights issuable pursuant to the terms of an Amended and Restated Rights Agreement dated as of February 28, 1996, between the Registrant and The First National Bank of Boston, as Rights Agent, as amended, which rights will be transferable only with related shares of Series A Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Series A Common Stock on the New York Stock Exchange on May 9, 2002.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Belo Savings Plan.

(4) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to interests in the Belo Savings Plan.

     The contents of the Registration Statement on Form S-8 (File No. 33-30994), relating to the Belo Savings Plan (formerly known as the A. H. Belo Corporation Employee Savings and Investment Plan), filed with the Securities and Exchange Commission on September 11, 1989, as amended by Post-Effective Amendment No. 1 thereto (File No. 33-30994), filed with the Securities and Exchange Commission on January 18, 1994, are hereby incorporated by reference in and made a part of this Registration Statement, except as amended hereby. 875,576 shares of Series A Common Stock remain unsold under the earlier effective Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by Belo Corp. (the "Company") and the Belo Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as such statement is so modified or superseded.

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Form 10-K") and the Plan's Annual Report on Form 11-K for the plan year ended December 31, 2000.

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 2001 Form 10-K.

         (3) The description of the Company's Series A Common Stock contained in the Company's Form 8-B Registration Statement dated August 10, 1987, as amended by the Company's Current Report on Form 8-K dated May 4, 1988, including any amendments or reports which have been filed with the Securities and Exchange Commission (the "Commission") for the purpose of updating such description.

         (4) The description of the Company's Series B Common Stock contained in the Company's Form 8-A Registration Statement dated April 19, 1989, including any amendments or reports which have been filed with the Commission for the purpose of updating such description.

         (5) The description of the Preferred Share Purchase Rights contained in the Company's Form 8-A dated March 19, 1987, as amended by the Company's Current Report on Form 8-K dated May 4, 1988 and Form 8-A/A dated March 1, 1996, including any amendments or reports which have been filed with the Commission for the purpose of updating such description.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Members of the law firm of Locke Liddell & Sapp LLP, other than attorneys involved in the preparation of this Registration Statement, own or have an indirect interest in Common Stock of the Company the fair market value of which exceeds $50,000.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation, as amended, contains a provision eliminating the monetary liability of a director for breach of fiduciary duty, subject to certain exceptions. The provision does not eliminate a director's liability for
(i) breaches of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Furthermore, the provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

         The Delaware General Corporation Law permits, and in some cases requires, a corporation to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

         Article XI of the Company's Amended and Restated Bylaws provides for indemnification of and advancement of expenses to directors, officers, employees, and agents to the fullest extent authorized or permitted by the Delaware General Corporation Law. The Amended and Restated Bylaws also provide specific authorization for the Company to purchase officers' and directors' liability insurance.

         The Company has in force an officers' and directors' liability insurance policy insuring, up to specified amounts and with specified exceptions, directors and officers and former directors and officers of the Company and its subsidiaries against liabilities. The effect of the policy is to indemnify such persons against losses incurred by them while acting in such capacities.

ITEM 8. EXHIBITS.

         4.1   --   Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K dated March 15, 2000 (the "1999 Form 10-K")).

         4.2   --   Certificate of Correction to Certificate of Incorporation
                    dated May 13, 1987 (incorporated by reference to Exhibit 3.2 to the 1999 Form 10-K).

         4.3   --   Certificate of Designation of Series A Junior Participating
                    Preferred Stock of the Company dated April 16, 1987
                    (incorporated by reference to Exhibit 3.3 to the 1999 Form
                    10-K).

         4.4   --   Certificate of Amendment of Certificate of Incorporation of
                    the Company dated May 4, 1988 (incorporated by reference to Exhibit 3.4 to the 1999 Form 10-K).

         4.5   --   Certificate of Amendment of Certificate of Incorporation of
                    the Company dated May 3, 1995 (incorporated by reference to Exhibit 3.5 to the 1999 Form 10-K).

         4.6   --   Certificate of Amendment of Certificate of Incorporation of
                    the Company dated May 13, 1998 (incorporated by reference to Exhibit 3.6 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

         4.7   --   Certificate of Ownership and Merger, dated December 20,
                    2000, but effective as of 11:59 p.m. on December 31, 2000
                    (incorporated by reference to Exhibit 99.2 to the Company's
                    Current Report on Form 8-K filed with the Commission on December 29, 2000).

         4.8   --   Amended Certificate of Designation of Series A Junior
                    Participating Preferred Stock of the Company dated May 4,
                    1988 (incorporated by reference to Exhibit 3.7 to the 1999
                    Form 10-K).

         4.9   --   Certificate of Designation of Series B Certificate of
                    Designation of Series B Common Stock of the Company dated
                    May 4, 1988 (incorporated by reference to Exhibit 3.8 to the
                    1999 Form 10-K).

         4.10  --   Amended and Restated Bylaws of the Company, effective
                    December 31, 2000 (incorporated by reference to Exhibit 3.10 to the Company's Annual Report on Form 10-K dated March 13,
                    2001 (the "2000 Form 10-K")).

         4.11  --   Specimen Form of Certificate representing shares of the
                    Company's Series A Common Stock (incorporated by reference to Exhibit 4.2 to the 2000 Form 10-K).

         4.12  --   Specimen Form of Certificate representing shares of the
                    Company's Series B Common Stock (incorporated by reference to Exhibit 4.3 to the 2000 Form 10-K).

         4.13  --   Amended and Restated Form of Rights Agreement as of February
                    28, 1996 between the Company and Chemical Mellon Shareholder
                    Services, L.L.C., a New York banking corporation
                    (incorporated by reference to Exhibit 4.4 to the 1999 Form
                    10-K).

         4.14  --   Supplement No. 1 to Amended and Restated Rights Agreement
                    between the Company and The First National Bank of Boston dated as of November 11, 1996 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996).

         4.15  --   Supplement No. 2 to Amended and Restated Rights Agreement
                    between the Company and The First National Bank of Boston dated as of June 5, 1998 (incorporated by reference to Exhibit 4.6 to the 2000 Form 10-K).

         4.16  --   Belo Savings Plan:

                    (a) Belo Savings Plan Amended and Restated July 1, 2000 (incorporated by reference to Exhibit 10.2(1) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).

                    (b) First Amendment to the Belo Savings Plan effective as of December 31, 2000 (incorporated by reference to Exhibit 10.2(1)(b) to the 2000 Form 10-K).

                    (c) Second Amendment to the Belo Savings Plan effective as of January 1, 2002.

                    (d) Third Amendment to the Belo Savings Plan effective as of May 7, 2002.

         5.1   --   Opinion of Locke Liddell & Sapp LLP.

         23.1  --   Consent of Ernst & Young LLP.

         23.2  --   Consent of Locke Liddell & Sapp LLP (included in opinion as
                    Exhibit 5.1).

         24.1  --   Power of Attorney (included on the signature page of this
                    Registration Statement).

         The Company hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

         (a) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Decherd, Dunia A. Shive and Guy H. Kerr, each of them or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement now or hereafter filed by or on behalf of Belo Corp. (the "Company") covering securities issued or issuable under or in connection with the Belo Savings Plan (as now or hereafter amended) and to file the same, with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or any one of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of May, 2002.

                                      BELO CORP.



                                      By: /s/ Guy H. Kerr
                                         ---------------------------------------
                                          Guy H. Kerr
                                          Senior Vice President/ General Counsel
                                          and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                         TITLE                        DATE
                ---------                                         -----                        ----

          /s/ Robert W. Decherd                          Chairman of the Board,              May 7, 2002
----------------------------------------                    President and Chief
            Robert W. Decherd                               Executive Officer

        /s/ John W. Bassett, Jr.                         Director                            May 7, 2002
----------------------------------------
           John W. Bassett, Jr.
                                                         Director                            May 7, 2002
        /s/ Henry P. Becton, Jr.
----------------------------------------
           Henry P. Becton, Jr.

          /s/ Louis E. Caldera                           Director                            May 7, 2002
----------------------------------------
             Louis E. Caldera

   /s/ Judith L. Craven, M.D., M.P.H.                    Director                            May 7, 2002
----------------------------------------
      Judith L. Craven, M.D., M.P.H.

           /s/ Roger A. Enrico                           Director                            May 7, 2002
----------------------------------------
             Roger A. Enrico

          /s/ Stephen Hamblett                           Director                            May 7, 2002
----------------------------------------
             Stephen Hamblett

          /s/ Dealey D. Herndon                          Director                            May 7, 2002
----------------------------------------
            Dealey D. Herndon

         /s/ Laurence E. Hirsch                          Director                            May 7, 2002
----------------------------------------
            Laurence E. Hirsch

        /s/ Arturo Madrid, Ph.D.                         Director                            May 7, 2002
----------------------------------------
           Arturo Madrid, Ph.D.

            /s/ Burl Osborne                             Director                            May 7, 2002
----------------------------------------
               Burl Osborne

         /s/ William T. Solomon                          Director                            May 7, 2002
----------------------------------------
            William T. Solomon

            /s/ Lloyd D. Ward                            Director                            May 7, 2002
----------------------------------------
              Lloyd D. Ward


        /s/ J. McDonald Williams                         Director                            May 7, 2002
----------------------------------------
           J. McDonald Williams

           /s/ Dunia A. Shive                            Executive Vice President/           May 7, 2002
----------------------------------------                   Chief Financial Officer
              Dunia A. Shive                               (Principal Financial
                                                           Officer and Principal
                                                           Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of May, 2002.


                                BELO SAVINGS PLAN

                                By: The Belo Benefits Administrative Committee


                                By: /s/ Marian Spitzberg
                                   ---------------------------------------------
                                    Marian Spitzberg, Chairman

                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER      DESCRIPTION
        -------     -----------

         4.1   --   Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on
                    Form 10-K dated March 15, 2000 (the "1999 Form 10-K")).

         4.2   --   Certificate of Correction to Certificate of Incorporation
                    dated May 13, 1987 (incorporated by reference to Exhibit 3.2 to the 1999 Form 10-K).

         4.3   --   Certificate of Designation of Series A Junior Participating
                    Preferred Stock of the Company dated April 16, 1987
                    (incorporated by reference to Exhibit 3.3 to the 1999 Form
                    10-K).

         4.4   --   Certificate of Amendment of Certificate of Incorporation of
                    the Company dated May 4, 1988 (incorporated by reference to
                    Exhibit 3.4 to the 1999 Form 10-K).

         4.5   --   Certificate of Amendment of Certificate of Incorporation of
                    the Company dated May 3, 1995 (incorporated by reference to
                    Exhibit 3.5 to the 1999 Form 10-K).

         4.6   --   Certificate of Amendment of Certificate of Incorporation of
                    the Company dated May 13, 1998 (incorporated by reference to
                    Exhibit 3.6 to the Company's Quarterly Report on Form 10-Q
                    for the quarterly period ended June 30, 1998).

         4.7   --   Certificate of Ownership and Merger, dated December 20,
                    2000, but effective as of 11:59 p.m. on December 31, 2000
                    (incorporated by reference to Exhibit 99.2 to the Company's
                    Current Report on Form 8-K filed with the Commission on
                    December 29, 2000).

         4.8   --   Amended Certificate of Designation of Series A Junior
                    Participating Preferred Stock of the Company dated May 4,
                    1988 (incorporated by reference to Exhibit 3.7 to the 1999
                    Form 10-K).

         4.9   --   Certificate of Designation of Series B Certificate of
                    Designation of Series B Common Stock of the Company dated
                    May 4, 1988 (incorporated by reference to Exhibit 3.8 to the
                    1999 Form 10-K).

         4.10  --   Amended and Restated Bylaws of the Company, effective
                    December 31, 2000 (incorporated by reference to Exhibit 3.10 to the Company's Annual Report on Form 10-K dated March 13,
                    2001 (the "2000 Form 10-K")).

         4.11  --   Specimen Form of Certificate representing shares of the
                    Company's Series A Common Stock (incorporated by reference to Exhibit 4.2 to the 2000 Form 10-K).


         4.12  --   Specimen Form of Certificate representing shares of the
                    Company's Series B Common Stock (incorporated by reference to Exhibit 4.3 to the 2000 Form 10-K).

         4.13  --   Amended and Restated Form of Rights Agreement as of February
                    28, 1996 between the Company and Chemical Mellon Shareholder
                    Services, L.L.C., a New York banking corporation
                    (incorporated by reference to Exhibit 4.4 to the 1999 Form
                    10-K).

         4.14  --   Supplement No. 1 to Amended and Restated Rights Agreement
                    between the Company and The First National Bank of Boston
                    dated as of November 11, 1996 (incorporated by reference to
                    Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q
                    for the quarterly period ended September 30, 1996).

         4.15  --   Supplement No. 2 to Amended and Restated Rights Agreement
                    between the Company and The First National Bank of Boston
                    dated as of June 5, 1998 (incorporated by reference to
                    Exhibit 4.6 to the 2000 Form 10-K).

         4.16  --   Belo Savings Plan:

                    (a)  Belo Savings Plan Amended and Restated July 1, 2000
                         (incorporated by reference to Exhibit 10.2(1) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).

                    (b) First Amendment to the Belo Savings Plan effective as of December 31, 2000 (incorporated by reference to Exhibit 10.2(1)(b) to the 2000 Form 10-K).

                    (c) Second Amendment to the Belo Savings Plan effective as of January 1, 2002.

                    (d) Third Amendment to the Belo Savings Plan effective as of May 7, 2002.

         5.1   --   Opinion of Locke Liddell & Sapp LLP.

         23.1  --   Consent of Ernst & Young LLP.

         23.2  --   Consent of Locke Liddell & Sapp LLP (included in opinion as
                    Exhibit 5.1).

         24.1  --   Power of Attorney (included on the signature page of this
                    Registration Statement).